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                                                                       EXHIBIT 3

                            ARTICLES OF ORGANIZATION

                                       OF

                             RE INVESTMENTS III, LLC

                       A Nevada Limited-Liability Company

      The undersigned, pursuant to provisions of the Nevada Revised Statutes governing limited-liability companies, hereby adopt the following Articles of Organization for a Nevada limited-liability company:

                                    ARTICLE I
                                      NAME

      The name of the limited-liability company (the "Company") is RE Investments III, LLC.

                                   ARTICLE II
                                    DURATION

      The period of duration shall be perpetual unless the duration of the Company is sooner terminated as provided for in the Company's Operating Agreement.

                                   ARTICLE III
                                     PURPOSE

      The purpose of the Company is to conduct, engage in and operate any business and business activities that are permitted to be conducted, engaged in and/or operated by limited liability companies under the laws of the State of Nevada, except as limited by the Operating Agreement.

                                   ARTICLE IV
                                PLACE OF BUSINESS

      The address of the office where the Company's records will be maintained as required by NRS 86.241 is 2901 El Camino, Suite 206, Las Vegas, Nevada 89102.


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                                    ARTICLE V
                                 RESIDENT AGENT

      The name and business address of the resident agent of this Company is:

                                       Ira S. Levine, Esq.
                                       2700 W. Sahara Avenue
                                       5th Floor
                                       Las Vegas, Nevada 89102

                                   ARTICLE VI
                               ADDITIONAL MEMBERS

      Additional members of the Company may be admitted by the existing Members of the Company as provided in the Operating Agreement.

                                   ARTICLE VII
                                   MANAGEMENT

      This Company shall be managed by managers. The initial managers are:

                       Name                           Address

                  Vestin Mortgage, Inc.               2901 El Camino
                                                      Suite 206
                                                      Las Vegas, Nevada 89102

                                  ARTICLE VIII
                                    ORGANIZER

      The name and address of the organizer of the Company is:

                       Name                           Address

                  Lance K. Bradford                   2901 El Camino
                                                      Las Vegas, Nevada 89102

                                   ARTICLE IX
                                    INDEMNITY


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            Section 10.01 Right to Indemnity. Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a manager or member of this Company, or is or was serving at the request of this Company as a manager of another limited-liability company, or as a director, officer or representative in a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such managers, members or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any operating agreement or other agreement, vote of members, provision of law, or otherwise, as well as their rights under this Article.

            Section 10.02 Expenses Advanced. Expenses of managers and members incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such managers or members acting as a manager or member shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

            Section 10.03 Operating Agreement; Insurance. Without limiting the application of the foregoing, the members may adopt a provision in the Operating Agreement from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause this Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a manager or member of this Company as a member or manager of another limited-liability company, or as its representative in a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Company would have the power to indemnify such person.

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         IN WITNESS WHEREOF, we have hereunto set our hands this 15 day of
April, 2003.

                                                      ORGANIZER:

                                                      /s/ Lance Bradford
                                                      --------------------------
                                                      Lance K. Bradford

STATE OF NEVADA    )
                   )  SS.
COUNTY OF CLARK    )

      On the 15 day of April, 2003, personally appeared before me a Notary Public in and for said County and State, Lance K. Bradford, known to me to be the person that executed the foregoing instrument, and upon oath did depose that he executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

                                                      /s/ Tenille T. Schnepp
                                                      --------------------------
                                                      Notary Public


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                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT


         IN THE MATTER OF RE INVESTMENTS III, LLC:

      I, Ira S. Levine, do hereby certify that on the 15 day of April, 2003, I accepted the appointment as Resident Agent of the above-entitled limited-liability company in accordance with Nevada Revised Statutes Section 86.2301.

      Furthermore, that the registered office in the State of Nevada is located at 2700 W. Sahara Avenue, 5th Floor, Las Vegas, Nevada 89102.

      IN WITNESS WHEREOF, I have hereunto set may hand this 15 day of April, 2003.

                                                /s/ Ira S. Levine
                                                --------------------------------
                                                Ira S. Levine


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(SEAL)   DEAN HELLER
         Secretary of State

         202 North Carson Street
         Carson City, Nevada 89701-4201
         (775) 684 5708

                     Amendment to Articles of Organization
                            (PURSUANT TO NRS 86.221)

            Important: Read attached instructions before completing
--------------------------------------------------------------------------------
              Certificate of Amendment to Articles of Organization
                     For a Nevada Limited-Liability Company
                            (Pursuant to NRS 86.221)
                             - Remit in Duplicate -

1. Name of limited-liability company:      RE Investments III, LLC

2. The articles have been amended as follows (provide articles numbers, if available):*

     FIRST: The name of the Company is:
          Vestin Fund III, LLC

3. Indicate whether the company is managed by managers or members:      Managers

4. Signature (must be signed by at least one manager or by a managing member).

   /s/ Lance Bradford
----------------------------
Signature

* 1) If adding managers, provide names and addresses.

  2) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "L.L.C.," or "L.C.", "LLC" or "LC." The word "Company" may be abbreviated as "Co."

FILING FEE: $150.00

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.